Exhibit 10.2

RESOLUTION OF THE
COMPENSATION COMMITTEE
OF PHH CORPORATION

DECEMBER 21, 2005
WHEREAS, pursuant to the PHH Corporation 2005 Equity and Incentive Plan (the “Plan”), the Corporation has granted certain Restricted Stock Units and Non-Qualified Stock Options that provide for vesting or acceleration of vesting in the event that the Corporation meets certain performance goals for net income growth and return on equity for each of the 2005 through 2008 fiscal years (the “Performance Goals”);

WHEREAS, the Compensation Committee has the authority under the Plan and the award agreements with respect to such Restricted Stock Units and Non-Qualified Stock Options to make equitable adjustments to the Performance Goals without the consent of the recipient of such awards to the extent such adjustments do not have a materially adverse effect on those awards;

WHEREAS, on November 10, 2005 the Compensation Committee amended the Performance Goals for fiscal year 2005 to set pre-tax income after minority interest, excluding one-time items, such as spin-off related expenses (the “Revised Performance Goal”) as the performance target for purposes of determining the vesting or accelerated vesting of such awards for the Corporation and its subsidiaries as provided under the Plan; and

WHEREAS, the Compensation Committee has determined that it is appropriate to amend the Performance Goals for fiscal years 2006 through 2008 consistent with the Revised Performance Goal for purposes of determining the vesting or accelerated vesting of such awards for the Corporation and its subsidiaries as provided under the Plan.

NOW, THEREFORE, BE IT RESOLVED, that (1) the vesting of the Restricted Stock Units granted on February 1, 2005, as amended on November 10, 2005, in conversion of certain restricted stock units granted by Cendant Corporation on June 3, 2004, are hereby modified as set forth in Exhibit A; (2) the Restricted Stock Units granted on June 28, 2005, as amended on November 10, 2005, are hereby modified as set forth in Exhibit B; and (3) the Non-Qualified Stock Options granted on June 28, 2005, as amended on November 10, 2005, are hereby modified as set forth in Exhibit C;

RESOLVED, that the Compensation Committee has determined that these modifications do not adversely affect the holders of the foregoing awards;

RESOLVED, that the officers of the Corporation are hereby authorized and directed to take all actions that are necessary and appropriate to carry out the purposes of the above resolutions.